SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 23, 2004

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia	0-24958	55-0732247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 E. Washington St., PO Box 906, Charles Town, WV	25414-0906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 304-725-8431

                                                         N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

For Immediate Release

Potomac Bancshares, Inc.

Monday, January 26, 2004

Contact	Robert F. Baronner, Jr., President and Chief Executive Officer
(304) 728-2431

Potomac Bancshares Repurchases Its Common Stock

Charles Town, WV—The Board of Directors of Potomac Bancshares, Inc., the one bank holding company for BCT (Bank of Charles Town), announced it has repurchased 3,854 shares of its common stock in a privately negotiated sale. The holding company’s board of directors previously had authorized management to buy up to 10% of the company’s common stock. This sale reduced the amount of outstanding shares from 1,702,671 to 1,698,817. Current shareholders will realize an increase in the percentage of the company that they now own.

Potomac Bancshares, Inc. through its subsidiary BCT (Bank of Charles Town) is a $207 million commercial bank that operates five full service banking locations in the Eastern Panhandle of West Virginia.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements – None
(b) Pro Forma Financial Information – None
(c) Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

By:	/s/ Robert F. Baronner, Jr.

Robert F. Baronner, Jr., President and CEO

Date January 26, 2004